SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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GEN-PROBE INCORPORATED

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10210 Genetic Center Drive
San Diego, California 92121
Dear Fellow Stockholders:
      You are cordially invited to attend our Company’s annual meeting of stockholders on Thursday, May 19, 2005 at the corporate headquarters of the Company at 10210 Genetic Center Drive, San Diego, California 92121. The formal meeting will begin at 10:00 a.m., at which time I will ask you to vote on the following two proposals: Proposal 1: Election of three directors whose term of office will expire in 2008; and Proposal 2: Ratification of Independent Auditors. Following the meeting, I will report on the Company’s business.
      Your vote is very important to us. The items of business to be considered at the annual meeting are more fully described in the accompanying proxy statement. Please review the enclosed proxy materials and send in your vote today.
      I look forward to seeing you at the annual meeting.

Sincerely,

Henry L. Nordhoff
Chairman, President and Chief Executive Officer

10210 Genetic Center Drive
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Gen-Probe Incorporated, a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 19, 2005 at 10:00 a.m. local time at the corporate headquarters of the Company at 10210 Genetic Center Drive, San Diego, California 92121, for the following purposes:

1. To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

3. To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is March 23, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Henry L. Nordhoff
Chairman, President and Chief Executive Officer
San Diego, California
April 18, 2005
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

GEN-PROBE INCORPORATED
10210 Genetic Center Drive
San Diego, California 92121
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Gen-Probe Incorporated (sometimes referred to as the “Company” or “Gen-Probe”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.
      We intend to mail this proxy statement and accompanying proxy card on or about April 18, 2005 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
      Only stockholders of record at the close of business on March 23, 2005 will be entitled to vote at the annual meeting. On this record date, there were 50,436,851 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on March 23, 2005 your shares were registered directly in your name with Gen-Probe’s transfer agent, Mellon Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on March 23, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are two matters scheduled for a vote:

•	Election of three directors;

•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

How do I vote?
      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify.
      For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, available for USA, Canada and Puerto Rico stockholders only, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m. Eastern Standard Time on May 18, 2005 to be counted.

•	To vote on the Internet, go to http://www.proxyvoting.com/gpro to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m. Eastern Standard Time on May 18, 2005 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gen-Probe. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of March 23, 2005.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, and “For” the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The solicitation of proxies may also be supplemented through the use of a proxy solicitation firm. If used, a proxy solicitor will receive a customary fee which we estimate to be approximately $10,000.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Gen-Probe’s Secretary at 10210 Genetic Center Drive, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
      If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 19, 2005, to Gen-Probe’s Secretary at 10210 Genetic Center Drive, San Diego, California 92121. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission (“SEC”) for such proposals in order to be included in the proxy statement. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by no later than February 27, 2006 and no earlier than January 28, 2006. If you fail to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2006 Annual Meeting may exercise discretionary voting power regarding any such proposal.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange

(“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” and “Withheld” will affect the outcome. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On March 23, 2005, the record date, there were 50,436,851 shares outstanding and entitled to vote. Thus, 25,218,426 of these shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1
ELECTION OF DIRECTORS
      Gen-Probe’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.
      The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2008. Each of the nominees listed below is currently a director of the Company. Mr. Dittamore and Mr. Sofaer were elected to the Board in August 2002. Mr. Schneider was elected to the Board in November 2002. Mr. Dittamore, Mr. Sofaer and Mr. Schneider were recommended for election to the Board by Mr. Nordhoff, the Company’s Chairman, President and Chief Executive Officer, in connection with the Company’s spin-off from Chugai Pharmaceutical Co., Ltd. If elected at the annual meeting, each of these nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is the Company’s policy to encourage our directors and nominees for directors to attend our annual meetings of stockholders. All of our directors attended the 2004 Annual Meeting of Stockholders, including the nominees for election as a director at the 2004 Annual Meeting of Stockholders.
      Directors are elected by a plurality of the votes properly cast in person or by proxy. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
      The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.
Nominees for Election to the Board of Directors
For a Three-Year Term Expiring at the
2008 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Raymond V. Dittamore	62	Director
Abraham D. Sofaer	66	Director
Phillip M. Schneider	49	Director
      Raymond V. Dittamore, has served as a director of the Company since August 2002. Mr. Dittamore is a retired audit partner of the international accounting firm of Ernst & Young LLP. Mr. Dittamore retired from Ernst & Young in 2001 after 35 years of service with the firm, including 14 years as the managing partner of the firm’s San Diego office. His practice in San Diego focused on companies in the life sciences industry, and he was a collaborative editor for Ernst & Young’s annual biotechnology report. Mr. Dittamore is a member of the board of directors of Invitrogen Corporation, Qualcomm Incorporated, and Digirad Corporation. Mr. Dittamore received a B.S. in accounting from San Diego State University.
      Abraham D. Sofaer, has served as a director of the Company since August 2002. Since 1994, Mr. Sofaer has been the George P. Shultz Distinguished Scholar and Senior Fellow, The Hoover Institution, Stanford University. He previously served as a United States District Judge for the Southern District of New York, as the senior Legal Adviser for the United States Department of State, as a Professor at Columbia University School of Law, and as a partner in the New York law firm of Hughes, Hubbard & Reed. Mr. Sofaer is a member of the board of directors of NTI, Inc. He received a B.A. in history from Yeshiva College and an LL.B. from New York University School of Law.
      Phillip M. Schneider, has served as a director of the Company since November 2002. Mr. Schneider is the former Chief Financial Officer of IDEC Pharmaceuticals Corporation. During his 15-year tenure at IDEC, he served as Senior Vice President and Chief Financial Officer where he played an integral role in the company’s growth. Prior to his association with IDEC, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation and was previously with KPMG, LLP. Mr. Schneider is a member of the board of directors of CancerVax Corporation. Mr. Schneider holds a M.B.A. from the University of Southern California and a B.S. in biochemistry from the University of California at Davis.
      The Board of Directors recommends a vote in favor of each named nominee.
Directors Continuing in Office until the
2006 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Henry L. Nordhoff	63	Chairman, President and Chief Executive Officer
Gerald D. Laubach, Ph.D.	79	Director
      Henry L. Nordhoff, has served as a director of the Company since July 1994. Mr. Nordhoff joined the Company in July 1994 as Chief Executive Officer and President and was elected Chairman of the Board in September 2002. Prior to joining the Company, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. Mr. Nordhoff is also a member of the board of directors of Mannkind Corporation.
      Gerald D. Laubach, Ph.D., has served as a director of the Company since September 2002. Dr. Laubach was President of Pfizer, Inc. from 1972 to 1990. He is a member of the Institute of Medicine and the National Academy of Engineering. He is a former director of Cigna Corporation, Pfizer Inc., Millipore Corporation and several biotechnology firms. Dr. Laubach received a B.A. from the University of Pennsylvania and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.
Directors Continuing in Office until the
2007 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Mae C. Jemison, M.D.	48	Director
Brian A. McNamee, M.B.B.S.	48	Director
Armin M. Kessler	67	Director
      Mae C. Jemison, M.D., has served as a director of the Company since March 2004. Dr. Jemison has been President and founder of BioSentient Corporation, a medical devices company specializing in ambulatory physiologic monitoring, since December 2000. She has also been President of The Jemison Group, Inc. since 1993. The Jemison Group is a technology consulting company that applies and integrates science and advanced technology considering the worldwide social and technological circumstances of the users. Dr. Jemison founded and directs The Earth We Share, an international science camp for students ages 12 to 16 worldwide. She is also A.D. White Professor At-Large at Cornell University. From 1987 to 1993, she was an astronaut with the National Aeronautics and Space Administration (NASA) and was a member of the Space Shuttle Endeavour Flight in September 1992. Dr. Jemison is also a director of Scholastic, Inc., a publishing company, Valspar Corporation and Kimberly-Clark Corporation and a member of the Institute of Medicine of the National Academy of Sciences. Dr. Jemison is the Chairman of the Texas Product Development and Small business Incubator Board and the Biotechnical and Life Science Industry Cluster for the State of Texas.

      Brian A. McNamee, M.B.B.S., has served as a director of the Company since September 2002. Dr. McNamee has been Chief Executive Officer and Managing Director of CSL Ltd. since 1990. CSL is a leading biopharmaceutical company in Australia with significant activities in human plasma and vaccines. Prior to joining CSL, Dr. McNamee was Managing Director of a start up biotechnology company, Pacific Biotechnology Limited, in Sydney, Australia and General Manager of Faulding Product Divisions, F.H. Faulding & Co Limited in Adelaide. Dr. McNamee received a medical degree from the University of Melbourne.
      Armin M. Kessler, has served as a director of the Company since November 2002. Mr. Kessler served as Chief Operating Officer of Hoffman-La Roche in Basel, Switzerland from 1990 to 1995. Prior to being appointed Chief Operating Officer, Mr. Kessler held several senior positions at Hoffman-La Roche, including head of the diagnostics and pharmaceutical divisions of the organization. Earlier positions in his career included Director of Pharmaceutical Marketing Worldwide for Novartis (formerly Sandoz) and President of Sandoz KK in Tokyo. Mr. Kessler currently serves on the board of Spectrum Pharmaceuticals (formerly Neotherapeutics), PRA International and The Medicines Company, and has served on the boards of both Syntex Chemicals and Genentech. Mr. Kessler received a degree in Physics and Chemistry from Pretoria University in South Africa, a degree in chemical engineering from the University of Cape Town, South Africa, a juris doctorate from Seton Hall University, and a Dr.hc. in Business Administration from the University of Pretoria.
Independence of the Board of Directors
      As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Nordhoff, our Chairman, President and Chief Executive Officer.
Information Regarding the Board of Directors and its Committees
      In November 2003, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.gen-probe.com.
      As required under new Nasdaq listing standards, in 2004, the Company’s independent directors met three times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, in care of Gen-Probe Incorporated, Attention: Corporate Secretary, 10210 Genetic Center Drive, San Diego, California 92121.

      The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

	January 1, 2004 to May 27, 2004						May 28, 2004 to December 31, 2004

Committee Members	Audit		Compensation		Governance		Audit		Compensation		Governance

Raymond V. Dittamore					X	*	X				X
Mae C. Jemison, M.D.									X
Armin M. Kessler			X		X				X	*	X
Gerald D. Laubach, Ph.D.	X		X				X		X
Brian A. McNamee, M.B.B.S.			X	*					X
Henry L. Nordhoff
Phillip M. Schneider	X	*					X	*
Abraham D. Sofaer	X				X		X				X	*
Total meetings in 2004	4		1		1		5		2		2

*     Committee Chairperson
      Below is a current description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
      The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; oversees the internal audit function of the Company; and discusses with management and the independent auditors the results of the annual audits and the results of the Company’s quarterly financial statements. In 2004, the Audit Committee was comprised of Mr. Schneider (Chairman), Dr. Laubach and Mr. Sofaer until May 28, 2004. Four directors currently comprise the Audit Committee: Mr. Schneider (Chairman), Mr. Dittamore, Dr. Laubach and Mr. Sofaer. The Audit Committee met nine times during 2004.
      The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently described in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Schneider and Mr. Dittamore each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Schneider’s and Mr. Dittamore’s level of knowledge and experience based on a number of factors, including their formal education and, in the case of Mr. Schneider, his experience as a chief financial officer for a public reporting company, and in the case of Mr. Dittamore, his experience as a partner with Ernst & Young LLP. In addition to the Company’s Audit Committee, Mr. Schneider also serves as Chairman of the Audit Committee of CancerVax Corporation. In addition to the Company’s Audit Committee, Mr. Dittamore also serves as Chairman of the Audit Committees of Invitrogen Corporation and Digirad Corporation. The Board of Directors has determined that such simultaneous service does not impair Mr. Schneider’s or Mr. Dittamore’s respective ability to effectively serve on the Company’s Audit Committee.
Compensation Committee
      The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee also reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and the Company’s other executive officers; and administers the Company’s stock option and stock purchase plans. In 2004, the Compensation Committee was comprised of Dr. McNamee (Chairman), Dr. Laubach and Mr. Kessler until May 28, 2004. Four directors currently comprise the Compensation Committee: Mr. Kessler (Chairman), Dr. McNamee, Dr. Laubach and Dr. Jemison. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times during 2004.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at www.gen-probe.com. In 2004, the Nominating and Corporate Governance Committee was comprised of Mr. Dittamore (Chairman), Mr. Kessler and Mr. Sofaer until May 28, 2004. Three directors currently comprise the Nominating and Corporate Governance Committee: Mr. Sofaer (Chairman), Mr. Kessler and Mr. Dittamore. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during 2004.
      The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The

Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Board has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.
      At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
Meetings of the Board of Directors
      The Board of Directors met seven times during 2004. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.
Stockholder Communications with the Board of Directors
      Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. During the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.
Code of Ethics
      The Company has adopted the Gen-Probe Incorporated Code of Ethics that applies to all officers, directors and employees. The Code of Ethics is available on our website at www.gen-probe.com. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Report of the Audit Committee of the Board of Directors
      The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial statements and reporting process, including the system of internal controls. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews the charter on an annual basis.
      Each member of the Audit Committee is an independent director as determined by our Board of Directors, based on Nasdaq listing rules and the Company’s independence guidelines. Each member of the Audit Committee also satisfies the SEC additional independence requirements for members of audit committees.
      Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles and procedures designed to ensure compliance with accounting standards, applicable laws and regulations; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.
      The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements as well as expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of internal control over financial reporting.
      The Audit Committee has met and held discussions with management and the Company’s independent auditors regarding the fair and complete presentation of the Company’s results, the audited financial statements of the Company for the fiscal year ended December 31, 2004, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments.
      During the course of the fiscal year ended December 31, 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP at each Audit Committee meeting during the year. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s evaluation thereof in fiscal year 2005.
      The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended (Communication with Audit Committees), as may be modified or supplemented. In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee has discussed with Ernst & Young LLP that firm’s independence. The Audit Committee has also concluded that Ernst & Young LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young LLP’s independence.
      Based on these reviews and discussions, on February 10, 2005 the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

AUDIT COMMITTEE

Phillip M. Schneider, Chairman
Raymond V. Dittamore
Gerald D. Laubach, Ph.D.
Abraham D. Sofaer

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since 1989. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Independent Registered Public Accounting Firm Fees
      The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and 2003 by Ernst & Young LLP, the Company’s independent auditors. All fees described below were approved by the Audit Committee.

	Fiscal Year
	Ended

	2004	2003

	(In thousands)
Audit Fees(1)	$779	$240
Audit-related Fees(2)	20	76
Tax Fees(3)	15	6
All Other Fees	4	7

Total Fees	$818	$329

(1)	Includes the audit of the Company’s annual financial statements, review of the Company’s financial information included in its quarterly reports on Form 10-Q, and accounting consultations. In 2004, also includes fees incurred for the audits of management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting, pursuant to the Sarbanes- Oxley Act of 2002.

(2)	Includes the audit of the Company’s 401(k) savings plan and due diligence services.

(3)	Includes the review of the Company’s corporate tax returns.
Pre-approval Policies and Procedures
      The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
      The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
      The Board of Directors recommends a vote in favor of Proposal 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 14, 2005 by: (i) each director of the Company; (ii) the Named Executive Officers (as defined below); (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)

	Number of Shares	Percent of Total

Five Percent Beneficial Stockholders:
FMR Corp.(2)	3,128,324	6.23%
Orbimed Advisors LLC(3)	3,585,600	7.14%
Massachusetts Financial Services Company(4)	2,855,840	5.68%
Directors and Executive Officers:
Henry L. Nordhoff(5)	439,546	*
Daniel L. Kacian, Ph.D., M.D.(5)	132,382	*
Niall M. Conway(5)(6)	87,216	*
R. William Bowen(5)	26,064	*
James H. Godsey, Ph.D.(5)	4,976	*
Raymond V. Dittamore(5)(7)	18,634	*
Mae C. Jemison, M.D.(5)	7,443	*
Armin M. Kessler(5)	28,620	*
Gerald D. Laubach, Ph.D.(5)	42,634	*
Brian A. McNamee, M.B.B.S.(5)	33,058	*
Phillip M. Schneider(5)	38,104	*
Abraham D. Sofaer(5)(8)	46,464	*
All executive officers and directors as a group (17 individuals)(9)	905,141	1.77%

*	Represents beneficial ownership of less than 1% of our common stock.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 50,251,342 shares outstanding on February 14, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Beneficially owned by FMR Corp. and certain affiliated entities, including Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. The business address for FMR Corp. is: 82 Devonshire Street, Boston, Massachusetts 02109. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entity on February 14, 2005.

(3)	Certain shares are beneficially owned by Orbimed Capital LLP. Samuel D. Isaly is the President of Orbimed Advisors LLC and Managing Member of Orbimed Capital LLC. The business address for Orbimed Advisors LLC, Orbimed Capital LLC’s, and Samuel D. Isaly is: 767 Third Avenue, New York, New York 10017. The foregoing information is based solely upon information contained in a Schedule 13G/ A filed with the SEC by the foregoing entities on February 10, 2004.

(4)	The business address for Massachusetts Financial Services Company is: 500 Boylston Street, Boston, MA 02116. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entity on February 8, 2005.

(5)	In the case of the individuals listed below, the number of shares beneficially owned includes the specified number of shares issuable upon exercise of stock options exercisable within 60 days after February 14, 2005: Mr. Nordhoff (392,713); Dr. Kacian (131,404); Mr. Conway (83,304); Mr. Bowen (26,064); Dr. Godsey (4,550); Mr. Dittamore (15,666); Dr. Jemison (7,222); Mr. Kessler (22,222); Dr. Laubach (31,666); Dr. McNamee (19,666); Mr. Schneider (30,555); and Mr. Sofaer (31,666).

(6)	Includes 260 shares of common stock held by Mr. Conway’s wife, Margaret Conway.

(7)	Includes 2,000 shares of common stock held by the Dittamore Family Trust A, in which Mr. Dittamore is the trustee.

(8)	Includes 1,000 shares of common stock held by the Trust FBO Michael J. Sofaer, in which Mr. Sofaer is a trustee; 1,000 shares of common stock held by the Trust FBO Helen R. Sofaer, in which Mr. Sofaer is a trustee; 1000 shares of common stock held by the Trust FBO Joseph S. Sofaer, in which Mr. Sofaer is a trustee; 1,000 shares of common stock held by the Trust FBO Aaron R. Sofaer, in which Mr. Sofaer is a trustee; 1,000 shares of common stock held by Raphael J. Sofaer, in which Mr. Sofaer is a trustee.

(9)	Includes shares described in note (5) above. Also includes an aggregate of 114,658 shares which other executive officers of the Company have the right to acquire within 60 days after February 14, 2005 pursuant to outstanding stock options, as follows: Mr. Edelshain (7,083); Mr. Freiberg (18,711); Dr. Mimms (33,194); and Mr. Rosenman (55,670).
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except two reports covering one transaction each were filed late by Dr. Jemison; three reports covering one transaction each were filed late by each of the following individuals: Messrs. Kessler, Laubach, McNamee, Schneider and Sofaer; and four reports covering one transaction each were filed late by Mr. Dittamore.
Compensation of Directors
      Each non-employee director of the Company receives an annual retainer of $60,000, with twenty percent of the annual retainer paid in the form of common stock of the Company, if shares are then available for issuance under an equity incentive plan adopted by the Company. The twenty percent of the annual retainer received in the form of common stock must be held until the director retires from the Board. In addition, directors may elect to receive the remainder of their annual retainer in the form of common stock of the Company, subject to share availability. In 2004, non-employee directors elected to receive an aggregate of 3,660 shares of restricted common stock. Shares are granted as restricted stock awards under the Company’s 2003 Incentive Award Plan and the number of shares is determined based on the fair market value on the date of grant, the first day of the calendar quarter following the director’s service. Upon joining the Board, non-employee directors also receive an initial grant of an option to purchase 20,000 shares of the Company’s common stock, if options are then available, under an equity incentive plan adopted by the Company. Such shares vest either over three years with one-third (1/3rd) of the shares vesting one year after the date of grant and the remainder of the shares vesting monthly thereafter over the following two years, or, such shares vest over one year at the rate of one-twelfth (1/12th) of the shares each month. The exercise price of the options is based on the fair market value of the Company’s common stock on the date of grant. Additionally, the Company pays an annual retainer of $20,000 to the Chairman of the Audit Committee and $10,000 to each of the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee. In the fiscal year ended December 31, 2004, the total compensation paid to non-employee directors for service on the Board or committees of the Board was $315,381. An additional $110,500 was paid in January 2005 for director services rendered during the fourth quarter of 2004. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.
      During the last fiscal year, the Company granted options to purchase 10,000 shares of our common stock to each non-employee director of the Company having been in office for at least six months as of May 28, 2004, at an exercise price per share of $41.94, the fair market value of our common stock on the date of grant, for aggregate grants of 60,000 shares of common stock. As of February 14, 2005, 29,777 options of the total options granted to our current non-employee directors had been exercised.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Our Executive Officers and Key Employees
      The following table sets forth information as to persons who serve as our executive officers and key employees as of March 15, 2005.

Name	Position	Age

Henry L. Nordhoff	Chairman, President and Chief Executive Officer	63
Niall M. Conway	Executive Vice President — Sales and Operations	59
James H. Godsey, Ph.D.	Executive Vice President — Development	53
Daniel L. Kacian, Ph.D., M.D	Executive Vice President and Chief Scientist	58
Lyle J. Arnold	Vice President — Research	58
R. William Bowen	Vice President — General Counsel and Secretary	52
Valerie M. Day	Vice President — Product Development	42
Diana De Walt	Vice President — Human Resources	50
Martin B. Edelshain	Vice President — Corporate Development	56
Glen Paul Freiberg, RAC	Vice President — Regulatory, Quality and Government Affairs	53
Paul E. Gargan, Ph.D.	Vice President — Business Development	48
Gurney I. Lashley	Vice President — Supply Chain Management	55
Lynda A. Merrill	Executive Vice President — Commercialization, Molecular Light Technology	55
Larry T. Mimms, Ph.D.	Vice President — Strategic Planning and Development	50
Herm Rosenman	Vice President — Finance and Chief Financial Officer	57
Peter R. Shearer	Vice President — Intellectual Property	56
Donald D. Tartre	Vice President — Finance and Corporate Controller	44
      Henry L. Nordhoff, Chairman, President and Chief Executive Officer. Mr. Nordhoff has served as a director of the Company since July 1994. Mr. Nordhoff joined the Company in July 1994 as Chief Executive Officer and President and was elected Chairman of the Board in September 2002. Prior to joining the Company, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. Mr. Nordhoff is also a member of the board of directors of Mannkind Corporation.
      Niall M. Conway, Executive Vice President — Sales and Operations. Mr. Conway joined the Company in July 2000 as Vice President, Operations. Mr. Conway was promoted to Executive Vice President, Sales and Operations in 2002. From 1996 to 2000, Mr. Conway was Vice President Manufacturing of the American Red Cross in Washington D.C. In addition, from 1999 to 2000 he contemporaneously held the position of Area Vice President, based in Charlotte North Carolina. Mr. Conway worked for over 20 years with Pfizer in various International and U.S. based positions, including as Vice President Manufacturing in Pfizer Corporate Headquarters from 1987 to 1995. He received a B.E. in Chemical Engineering from University College Dublin, Ireland, and an M.B.A. from University College Cork, Ireland.
      James H. Godsey, Ph.D., Executive Vice President — Development. Dr. Godsey joined the Company in July 2002 as Executive Vice President — Development. Dr. Godsey has over 25 years experience in the diagnostics industry. From 1997 until he joined the Company, Dr. Godsey was President and Chief Operating Officer of ThermoGenesis Corporation, a medical device company serving the blood transfusion and cell therapy markets. In prior positions, he was Vice President, Business Development, as well as Product Line General Manager, at Dade MicroScan, Inc. and Vice President Research and Development at Baxter Diagnostics, MicroScan Division, companies that develop automated diagnostic systems, and Vice President Research and Development at American Home Products, Analytab Products Division, a company that developed dehydrated biochemical tests. He received a B.S. in biology from Southeast Missouri State University, an M.S. in microbiology from the University of Missouri at Kansas City and a Ph.D. in biology from St. John’s University.
      Daniel L. Kacian, Ph.D., M.D., Executive Vice President and Chief Scientist. Dr. Kacian joined the Company in 1985 as Director of Medical and Scientific Affairs and until 1992 was primarily responsible for directing Research & Development and Regulatory Affairs. Dr. Kacian held various management positions with the Company and, in 2002, was promoted to Executive Vice President and Chief Scientist. From 1980 to 1985, Dr. Kacian was on the faculty of the Department of Pathology and Laboratory Medicine at the University of Pennsylvania and was Director of Clinical Microbiology at the Hospital of the University of Pennsylvania. He received an M.D. in 1978 from the University of Miami and did his internship and residency in laboratory medicine at Washington University and Barnes Hospital in St. Louis. Prior to attending medical school, Dr. Kacian received a B.A. in mathematics from Western Reserve University and an M.S. in microbiology and Ph.D. in molecular genetics from the University of Illinois and served on the faculty of the Department of Human Genetics and Development at Columbia University.
      Lyle J. Arnold Ph.D., Vice President — Research. Dr. Arnold joined Gen-Probe most recently on September 22, 2003 as Vice President, Research. Dr. Arnold was also associated with Gen-Probe from 1985 to 1989 as head of technology research. Previously, he held senior scientific and management positions at Molecular Biosystems, Genta, Synteni, Incyte Genomics, and Oasis Biosciences, where he was President and Chief Scientific Officer from October 2001 to September 2003. In addition, Dr. Arnold was a faculty member in the UCSD School of Medicine and a member of the UCSD Cancer Center. Dr. Arnold is an inventor or co-inventor on 36 issued U.S. patents and more than 140 issued and pending patents worldwide. In addition, he has authored more than 50 scientific publications. He received a B.S. in Chemistry from the University of California at Los Angeles and a Ph.D. in Chemistry/ Biochemistry from the University of California at San Diego.
      R. William Bowen, Vice President — General Counsel and Secretary. Mr. Bowen joined the Company in 1997 as Vice President, General Counsel and Assistant Secretary and was appointed Secretary in August 2002. Prior to joining the Company, he was a business litigation partner with the law firm of Luce, Forward, Hamilton & Scripps in San Diego, California. He received a B.S. in commerce and a J.D. from the University of Virginia.
      Valerie M. Day, Vice President — Product Development. Ms. Day joined the Company in July 2001 as TIGRIStm Senior Program Manager. She was promoted to Vice President, Product Development in April 2004. Prior to joining the Company, Ms. Day held various positions at Abbott Laboratories, including GemStartm Program Manager from November 2000 to July 2001, Mechanical Engineering Manager from March 1994 to July 2001, Production Supervisor from March 1992 to March 1994 and Senior Mechanical Engineer from June 1990 to March 1992. Before joining Abbott Laboratories, she was Mechanical Engineer, Surgical Devices at Ethicon, Inc., and Johnson and Johnson Inc. from September 1998 to March 1990. She received an M.B.A. form San Diego State University, an M.S. in Biomedical Engineering from Duke University, and a B.S. in Mechanical Engineering/ Bioengineering from the University of Vermont.
      Diana De Walt, Vice President — Human Resources. Ms. De Walt joined the Company in January 2005. Prior to joining the Company, Ms. De Walt founded The HR Company in 1993 and served as its President and Principal Consultant, providing professional human resources services to over 85 companies in a wide variety of industries. From 1980 to 1984, Ms. De Walt was Manager, Human Resources of Security Pacific Business Credit and Vice President, Human Resources of Security Pacific Business Finance. From 1987 to 1988, Ms. De Walt was Vice President, Human Resources of Imperial Savings Real Estate Lending Group. in 1988, Ms. De Walt joined Mitek Systems, Inc. and in 1990, was named Vice President, Human Resources.

Ms. De Walt received an A.A. in liberal arts from St. Cloud State University and holds a Senior Professional In Resource Management certification.
      Martin B. Edelshain, Vice President — Corporate Development. Mr. Edelshain joined the Company in November 2003. Prior to joining the Company, Mr. Edelshain served as a business consultant to the Company for six months. Mr. Edelshain currently serves as a consultant to Chugai Pharmaceutical Co. Ltd., the Company’s former parent company, and is a member of the board of directors of Chugai Pharma Europe Ltd. From 1995 to 2002, Mr. Edelshain was Director of International Strategy for Chugai Pharmaceutical Co. Ltd., the Company’s former parent company. From 1970 to 1995 Mr. Edelshain worked in the field of corporate finance for S. G. Warburg & Co. Ltd, a London based investment bank, specializing in merger and acquisition advice, debt and equity financings, and business development in Japan. He received a B.A. in Mechanical Sciences from Cambridge University.
      Glen Paul Freiberg, RAC, Vice President — Regulatory, Quality and Government Affairs. Mr. Freiberg joined us in April 1998 as Senior Director, Regulatory Affairs and remained in that position until he was named Vice President — Regulatory, Quality and Government Affairs in October 2001. Prior to joining the Company, Mr. Freiberg was Vice President of Regulatory, Clinical and Quality Systems for C.R. Bard from 1993 until 1998. Mr. Freiberg previously worked at the FDA as an Investigator in the Boston District. He has held industry positions in areas regulated by three FDA Centers covering Drugs, Biologics and Medical Devices. He has also served three terms as the Industry Representative on FDA Advisory Panels, first for the Clinical Chemistry/ Toxicology and then the Immunology panel. He received a B.A. in biology and an M.A. in microbiology from the University of Colorado, Boulder, and is co-founder and past President of the San Diego Regulatory Affairs Network.
      Paul E. Gargan, Ph.D., Vice President — Business Development. Dr. Gargan joined the Company as Vice President, Business Development and Planning in 1997 and in July 2002 was named Vice President — Business Development. He was previously President and Chief Scientific Officer at American Biogenetic Sciences. Dr. Gargan’s eighteen years of experience in the biotechnology industry include five years in research and development and thirteen years in general management specializing in technology, licensing, strategic partnerships and alliances. He received a B.S. in chemistry and a Ph.D. in biochemistry from Queens University and an M.B.A. from the University of Notre Dame.
      Gurney I. Lashley, Vice President — Supply Chain Management. Mr. Lashley joined the Company in 1993 as Director of Manufacturing. He was promoted to Senior Director, Manufacturing in 1997 and Vice President — Manufacturing, Blood Bank Products in 1999. In July 2002, he was named Vice President — Supply Chain Management. He has 26 years of experience in the diagnostics and pharmaceutical industries, holding positions in manufacturing, package engineering, manufacturing engineering, planning and materials management. Mr. Lashley’s previous employment included positions at Richardson-Merrell, Becton Dickinson, Macro-Vue and Xoma Ltd. He received a B.S. in mathematics from East Carolina University.
      Lynda A. Merrill, Executive Vice President — Commercialization, Molecular Light Technology. Ms. Merrill joined the Company as Vice President — Sales in June 1998 and became Vice President — Sales and Marketing in July 2002. She was promoted in January 2004 and seconded to her current position with Gen-Probe’s consolidated subsidiary Molecular Light Technology Limited in Cardiff, Wales. She became Managing Director in January 2005. She has over 20 years experience in the diagnostics industry, most recently with Boehringer Mannheim Corporation, where she worked in the sales and marketing arena for 13 years, including two years in the United Kingdom as Divisional Director for Boehringer Mannheim’s Diabetes Care, Point of Care Division. Prior to her employment at Boehringer Mannheim, Ms. Merrill worked at Baker Instruments in Pennsylvania. She received a B.S. in medical technology from Palm Beach Atlantic College and an M.B.A. from the University of Sussex, U.K.
      Larry T. Mimms, Ph.D., Vice President — Strategic Planning and Development. Dr. Mimms joined the Company in 1994 as Director of Research and Development and was promoted to Senior Director, Product Development in 1997 and Vice President — Development, Blood Bank Products in 1999. In July 2002, he was named Vice President — Strategic Planning and Development. He served from 1996 to 2004 as Principal Investigator for a National Heart, Lung and Blood Contract, developing blood screening assays to detect

HIV-1, HCV and HBV. From 1983 until joining the Company, Dr. Mimms held various positions in the Hepatitis/ AIDS Business Unit at Abbott Laboratories. He was an NIH postdoctoral fellow at Harvard University in cellular and developmental biology prior to joining Abbott Laboratories. Dr. Mimms received a B.S. in chemistry from Davidson College and a Ph.D. in biochemistry from Duke University.
      Herm Rosenman, Vice President — Finance and Chief Financial Officer. Mr. Rosenman joined the Company as CFO in June 2001. Prior to joining the Company, he was President and Chief Executive Officer of Ultra Acquisition Corp., a retail chain and consumer products manufacturer, from 1997 to 2000. He was President and Chief Executive Officer of RadNet Management, Inc., a large healthcare provider, from 1994 to 1997 and prior to that was Chief Financial Officer for Rexene Corp., a Fortune 1000 company in the petrochemicals industry. He was previously a partner at Coopers & Lybrand (now PricewaterhouseCoopers LLP) where he served numerous Fortune 1000 clients, principally in the pharmaceuticals and telecommunications industries. He received a B.B.A. in finance and accounting from Pace University and an M.B.A. in finance from the Wharton School of the University of Pennsylvania. Mr. Rosenman also serves as a director on the Board of Discovery Partners International, a drug discovery company, where he serves as Chairman of the Audit Committee, and as a member of the Corporate Governance Committee.
      Peter R. Shearer, Vice President — Intellectual Property. Mr. Shearer joined the Company in 1998 as Vice President, Intellectual Property. Before joining the Company, he was Chief Patent Counsel from 1987 to 1998 at Scios Inc., a biopharmaceutical company developing therapeutics for the treatment of cardiovascular and renal diseases. From 1983 to 1987, Mr. Shearer was in private law practice as a patent attorney in Washington, D.C. From 1978 to 1983, he served as a Senior Patent Attorney at Hoffmann-LaRoche Inc., where he provided legal services to the Research Division, the Diagnostics Division and the Roche Institute of Molecular Biology. Mr. Shearer started his career as a patent attorney with Union Carbide Corporation in 1975. He received a B.E. in chemical engineering from Stevens Institute of Technology and a J.D. from Seton Hall University School of Law.
      Donald D. Tartre, Vice President — Finance and Corporate Controller. Mr. Tartre re-joined the Company in January 2004 as Vice President, Finance and Corporate Controller, having previously served as the Company’s Controller from February 1990 to June 1997. After leaving the Company, Mr. Tartre served as a senior financial executive for two public biotechnology companies — as Vice President and Chief Financial Officer of Stressgen Biotechnologies Corporation from March 2001 to January 2004 and as Vice President, Finance & Planning and Corporate Controller of Agouron Pharmaceuticals, Inc., which became a subsidiary of Pfizer in 2000, from June 1997 to March 2001. Prior to Mr. Tartre’s first term of service at Gen-Probe, he worked with Ernst & Young, LLP for seven years. Mr. Tartre currently serves as a director on the Board of the San Diego Chapter of Financial Executives International, having previously served as its president. He is a Certified Public Accountant and a Certified Management Accountant, and received a B.S. in business administration from the University of Southern California.

SUMMARY COMPENSATION TABLE
      The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by the Company’s chief executive officer and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”). No amounts are shown with respect to certain perquisites where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

					Awards
	Annual Compensation
					Restricted		Securities	All Other
Name and	Fiscal	Salary		Bonus	Stock Awards		Underlying Options	Compensation
Principal Position	Year	($)		($)	($)		(#)(1)(6)	($)(2)

Henry L. Nordhoff	2004	529,669		400,000	904,200	(3)	100,000	28,599	(4)(7)
Chairman, President and	2003	474,808		400,000	729,400	(3)	100,000	28,609	(4)(7)
Chief Executive Officer	2002	443,077		420,000	—		603,494	15,908	(4)
Daniel L. Kacian, Ph.D., M.D.	2004	339,961		91,000	—		50,000	5,203
Executive Vice President	2003	309,923		91,000	—		70,000	5,213
and Chief Scientist	2002	282,385		87,000	—		54,616	5,950
Niall Conway	2004	328,039		75,000	—		50,000	8,942	(7)
Executive Vice President —	2003	298,846		75,000	—		70,000	5,936	(7)
Sales and Operations	2002	269,308		69,500	—		60,348	5,503
R. William Bowen	2004	298,615		69,000	—		25,000	6,142
Vice President, General	2003	275,385		69,000	—		54,000	5,739
Counsel and Secretary	2002	258,462		66,000	—		36,210	4,640
James H. Godsey, Ph.D.	2004	295,192		66,000	—		50,000	5,261
Executive Vice President —	2003	263,654		66,000	—		70,000	32,354	(5)
Development	2002	101,731	(8)	28,000	—		39,228	15,329	(5)

(1)	The Company has not issued any stock appreciation rights (SARs).

(2)	Amounts in this column include life insurance premiums paid by the Company on behalf of these executive officers and matching payments under the Company’s 401(k) plan.

(3)	On August 15, 2003, and as amended in August 2004, Mr. Nordhoff was granted a restricted stock award under The 2003 Incentive Award Plan of the Company for 20,000 shares of Common Stock that vest as follows: 10,000 of the shares vest on August 15, 2005, 5,000 shares on August 15, 2006 and 5,000 shares on August 15, 2007 (the “2003 RSA”). The dollar value of the 2003 RSA is based on the closing price of the Company’s common stock on December 31, 2003 ($36.47), as reported by NASDAQ. On June 1, 2004, Mr. Nordhoff was granted a restricted stock award under The 2003 Incentive Award Plan of the Company for 20,000 shares of Common Stock that vest as follows: one-fourth (1/4th) of the shares vest one year after June 1, 2004 and the remainder of the shares vest monthly thereafter over the following three years at a rate of 1/48th of the shares each month (the “2004 RSA”). The dollar value of the 2004 RSA is based on the closing price of the Company’s Common Stock on December 31, 2004 ($45.21), as reported by NASDAQ. On September 10, 2004, the Company converted the 2003 RSA and the 2004 RSA into 40,000 shares of deferred issuance restricted stock awards. The 40,000 shares of deferred issuance restricted stock awards are subject to the same vesting terms as the 2003 RSA and the 2004 RSA. Subject to vesting in accordance with their terms, the deferred issuance restricted stock awards will be issued to Mr. Nordhoff at the earlier of his election or upon the termination of his employment with the Company and in a manner that complies with Section 409A of the Internal Revenue Code, which may include, deferring the issuance of such shares for six months after the termination of Mr. Nordhoff’s employment.

(4)	Includes $595, $4,336, and $2,258 in club dues paid on behalf of Mr. Nordhoff in 2004, 2003 and 2002, respectively.

(5)	Mr. Godsey was reimbursed for relocation expenses in the amount of $28,000 in 2003 and $15,081 in 2002.

(6)	Amounts reflect 2-for-1 stock split implemented as a 100% stock dividend in September 2003 and the .366153-for-1 reverse stock split effective August 2002.

(7)	Includes travel expenses for executive’s spouse in connection with Company offsite events. Travel for Mr. Nordhoff’s spouse was $6,446 and $2,862 in 2004 and 2003, respectively. Travel for Mr. Conway’s spouse was $1,819 and $1,094 in 2004 and 2003, respectively.

(8)	Reflects payments for partial year only. Mr. Godsey’s employment with the Company commenced on July 8, 2002.
Stock Option Grants and Exercises
      The Company grants options to its executive officers under its 2000 Equity Participation Plan (“2000 Plan”), 2002 New Hire Stock Option Plan (“2002 Plan”) and The 2003 Incentive Award Plan (“2003 Plan”). As of February 14, 2005, options to purchase a total of 5,903,154 shares were outstanding under these plans and options to purchase 1,840,272 shares remained available for grant under the plans. The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.
Option Grants in Last Fiscal Year

			Percent of			Potential Realizable
	Number of		Total Options			Value of Assumed
	Securities		Granted to			Annual Rates of Stock
	Underlying		Gen-Probe			Price Appreciation for
	Options		Employees in	Exercise		Option Term ($)(1)
	Granted		Fiscal Year	Price	Expiration
Name	(#)(2)(3)		(%)(4)	($/SH)(2)	Date	5%	10%

Henry L. Nordhoff	100,000	(1)	4.85%	41.94	6/1/2014	2,637,584	6,684,156
Daniel L. Kacian, Ph.D., M.D.	50,000		2.43%	36.59	9/13/2014	1,150,563	2,915,752
Niall M. Conway	50,000		2.43%	36.59	9/13/2014	1,150,563	2,915,752
R. William Bowen	25,000		1.21%	36.59	9/13/2014	575,281	1,457,876
James H. Godsey, Ph.D.	50,000		2.43%	36.59	9/13/2014	1,150,563	2,915,752

(1)	The potential realizable value listed in the table represents hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The 5% and 10% rates of appreciation are provided in accordance with the rules of the SEC and do not represent the Company’s estimate or projection of the Company’s future stock value. Actual gains, if any, on option exercises will depend on the future performance of the common stock and overall market conditions. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(2)	Share and per share amounts reflect the 2-for-1 stock split implemented as a 100% stock dividend in September 2003.

(3)	The exercise price of the options is based on the fair market value on the date of grant. The options granted under the 2000 Plan and the 2003 Plan vest as follows: one-fourth (1/4) of the option shares vest one year after the vesting commencement date; the remainder of the option shares vest monthly thereafter over the following three years at a rate of 1/48th of the shares each month.

(4)	Based on options to purchase an aggregate of 2,061,329 shares granted to employees in fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

			Number of			Value of
			Securities Underlying			Unexercised in the
			Unexercised Options			Money Options at
			at December 31,			December 31,
			2004			2004(1)
	Shares	Value
	Acquired on	Realized	Exercisable	Unexercisable		Exercisable	Unexercisable
Name	Exercise	($)	(#)	(#)		($)	($)

Henry L. Nordhoff	230,000	6,687,030	340,582	414,368	(2)	10,512,727	9,526,972
Daniel L. Kacian, Ph.D., M.D.	—	—	118,756	122,244		3,453,777	2,004,950
Niall M. Conway	42,026	1,116,594	71,121	122,271		1,885,630	2,005,838
R. William Bowen	30,000	616,791	34,398	77,162		810,865	1,312,213
James H. Godsey, Ph.D.	11,446	268,885	25,784	112,198		443,335	1,653,037

(1)	Based on the closing price of the Company’s common stock on December 31, 2004 ($45.21), as reported by Nasdaq, less the option exercise price.

(2)	Does not include 40,000 shares of deferred issuance restricted stock awards issued on September 10, 2004.
Equity Compensation Plan Information
      The following table provides certain information regarding all of the Company’s equity compensation plans in effect as of December 31, 2004.

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance under
	to be Issued upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (excluding
	Outstanding Options,	Outstanding Options,	securities reflected in
Plan Category	Warrants and Rights	Warrants and Rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,684,659	$25.20	2,717,035	(1)
Equity compensation plans not approved by security holders(2)	319,395	$21.97	31,257

Total	6,004,054	$25.03	2,748,292

(1)	Includes 833,068 shares of common stock available for future issuance under our Employee Stock Purchase Plan, as amended, or the ESPP, as of December 31, 2004.

(2)	Consists of shares of common stock issuable under the 2002 Plan, which at the time of adoption did not require the approval of, and has not been approved by, the Company’s stockholders. See the description below of the 2002 Plan.
      The following equity compensation plan of the Company was in effect as of December 31, 2004 and was adopted without approval of the Company’s security holders.
Description of the 2002 New Hire Plan
      General Nature and Purposes of the 2002 New Hire Plan. The principal purposes of the 2002 New Hire Plan (“2002 Plan”) are to provide incentives for certain employees of the Company and its subsidiaries through granting of options (“2002 Plan Awards”), thereby stimulating optionees’ personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ. The 2002 Plan was approved by the Board on November 11, 2002 without approval by the Company’s stockholders.

      A brief description of the principal features of the 2002 Plan follows, but the description is qualified in its entirety by reference to the 2002 Plan itself.
      Administration of the Plan. The 2002 Plan is administered by the Compensation Committee of the Company’s Board of Directors (or another committee or a subcommittee of the Board assuming the functions of the Compensation Committee under the 2002 Plan) (the “Committee”). The Committee consists of at least two members of the Board of Directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and such rule, “Rule 16b-3”), and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the terms and conditions of the 2002 Plan, the Committee has the authority to select the persons to whom 2002 Plan Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2002 Plan. The Committee is also authorized to adopt, amend, interpret and revoke rules relating to the administration of the 2002 Plan.
      Securities Subject to the 2002 Plan. The aggregate number of shares of common stock which may be issued upon exercise of options granted under the 2002 Plan is 200,000.
      The shares available under the 2002 Plan upon exercise of stock options may be either previously unissued shares or treasury shares. The Committee has the discretion to make appropriate adjustments in the number of securities subject to the 2002 Plan and to outstanding 2002 Plan Awards to reflect dividends or other distributions; a recapitalization, reclassification, stock split, reverse stock split, or reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, repurchase, liquidation or dissolution of the Company; or disposition of all or substantially all of the assets of the Company or exchange of common stock or other securities of the Company; or other similar corporate transaction or event (an “extraordinary corporate event”).
      If any portion of a 2002 Plan Award terminates or lapses unexercised, or is canceled upon grant of a new 2002 Plan Award (which may be at a higher or lower exercise price than the Award so canceled), the shares which were subject to the unexercised portion of such 2002 Plan Award, will continue to be available for issuance under the 2002 Plan.
      Term of the 2002 Plan and Amendments. The 2002 Plan will expire on November 10, 2012, unless earlier terminated. The 2002 Plan can be amended, modified, suspended or terminated by the Committee or the Board of Directors. Amendments of the 2002 Plan will not, without the consent of the participant, affect such person’s rights under a 2002 Plan Award previously awarded, unless the 2002 Plan Award agreement governing such 2002 Plan Award itself otherwise expressly so provides.
      Eligibility. 2002 Plan Awards may be granted only to newly hired employees of the Company (including newly hired officers or employee directors of the Company) who have not previously been employed by the Company.
      Payment for Shares. The exercise price for all 2002 Plan Awards, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or the Committee may, in its sole and absolute discretion (i) allow a delay in payment up to 30 days from the date the option is exercised, (ii) allow payment, in whole or in part, through the delivery of shares of common stock which have been held by the holder for at least six months, (iii) allow payment, in whole or in part, through the surrender of shares of common stock then issuable upon exercise of the option having a fair market value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof, (iv) allow payment, in whole or in part, through the delivery of a notice that the holder has placed a market sell order with respect to shares of common stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price; provided, that the payment of such proceeds is then made to the Company upon settlement of such sale, and (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv).

      Awards under the 2002 Plan. The 2002 Plan provides that the Committee may grant or issue non-qualified stock options (“NQSOs”). NQSOs provide for the right to purchase common stock at the fair market value on the date of grant and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued provision of services to the Company. NQSOs may be granted for any term specified by the Committee; provided that such term may not exceed 10 years.
      Agreements; Consideration to the Company. Each 2002 Plan Award will be set forth in a separate agreement with the person receiving the 2002 Plan Award and will indicate the terms and conditions of the 2002 Plan Award. The dates on which 2002 Plan Awards under the 2002 Plan first become exercisable and on which they expire will be set forth in individual 2002 Plan Award agreements setting forth the terms of the 2002 Plan Awards. Such agreements generally will provide that 2002 Plan Awards expire upon termination of the participant’s status as an employee, although the Committee may provide that Awards granted to employees continue to be exercisable following a termination without cause, or following a “change in control” of the Company (as defined in the 2002 Plan), or because of the grantee’s retirement, death, disability or otherwise.

General Terms of 2002 Plan Awards under the 2002 Plan
      Non-Assignability. No 2002 Plan Awards may be assigned or transferred by the grantee, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, although the shares of common stock underlying such 2002 Plan Awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any 2002 Plan Award, the 2002 Plan Award may be exercised only by the holder. Notwithstanding the foregoing, the Committee may grant NQSOs that may be assigned or transferred, subject to certain conditions, to “permitted transferees,” which include a child, grandchild, parent, spouse, niece or nephew of the holder.
      Extraordinary Corporate Events. The Committee has discretion under the 2002 Plan to provide that 2002 Plan Awards will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified “extraordinary corporate events”; but in such event the Committee may also give optionees the right to exercise their outstanding NQSOs in full during some period prior to such event, even though the NQSOs have not yet become fully exercisable.
      Effect of Change in Control. Notwithstanding anything in the 2002 Plan or the provisions of any 2002 Plan Award to the contrary, in the event of a Change in Control (as defined in the 2002 Plan), each outstanding 2002 Plan Award shall, immediately prior to the effective date of the Change in Control, automatically become fully vested or exercisable, as applicable, for all of the shares of common stock at the time subject to such 2002 Plan Award and, as applicable, may be exercised for any or all of the shares of common stock subject to the 2002 Plan Award.
      For purposes of the 2002 Plan, “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions: (a) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer for securities of the Company; (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; (c) a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or another entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding voting securities shall not constitute a Change in Control; or (d) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
      Transfer Restrictions. The Committee, in its discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of a NQSO as it deems appropriate. Any such other restriction shall be set forth in the respective 2002 Plan Award agreement and may be referred to on the certificates evidencing such shares.
      Withholding Tax Obligations. As a condition to the issuance or delivery of stock pursuant to the exercise of a 2002 Plan Award granted under the 2002 Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of 2002 Plan Awards, subject to the discretion of the Committee to disapprove such use.
      Securities Law. The 2002 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and any and all regulations and rules promulgated by the Commission thereunder, including without limitation Rule 16b-3. The 2002 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2002 Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Employment Agreements
      The Company entered into an employment agreement with its Chairman, President and Chief Executive Officer, Henry L. Nordhoff, on April 2, 2003, as amended on January 1, 2004, which specifies the terms and conditions of his employment. The agreement states that Mr. Nordhoff’s base salary will equal his base salary on the date of the agreement ($511,400 per year), which amount can be increased annually by the Board of Directors. The Agreement also provides that Mr. Nordhoff’s salary may not be decreased during the term of the agreement. Mr. Nordhoff’s target bonus will be 75% of his base salary, with the actual amount determined by the Board of Directors, upon recommendation of the Compensation Committee, at its discretion. This authority has been delegated by the Board to the Compensation Committee. The agreement further provides that Mr. Nordhoff will receive an annual grant of not less than 20,000 shares of restricted stock of the Company and not less than 100,000 options to purchase shares of the Company’s common stock, if such options or restricted shares are then available under an equity participation plan adopted by the Company. The Company also is required to provide Mr. Nordhoff with a term life insurance policy providing for payment of $1 million to his designated beneficiaries and to pay annual club dues on his behalf. Mr. Nordhoff is also eligible pursuant to the Agreement to participate in the Company’s retirement, stock option, insurance and similar plans as in effect from time to time.
      Mr. Nordhoff may terminate his employment with the Company at any time. In the event Mr. Nordhoff’s employment is terminated for reasons other than “cause,” or if he terminates his employment for “good reason” (each as defined below), Mr. Nordhoff will receive severance pursuant to the Agreement in the form of 24 months salary continuation at his base salary rate in effect at the time of the termination, plus a pro rata portion of his targeted level bonus in the year of the termination and an amount equal to two times his targeted level bonus in the year of termination. If Mr. Nordhoff’s termination is in connection with a change in control (as defined in the agreement), he will receive severance in the form of a lump sum payment, payable within 10 days of termination, equal to 36 months’ base salary, and an amount equal to three times his targeted level bonus in the year of the termination. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control. The agreement also requires the Company to provide continued health care coverage to Mr. Nordhoff and his eligible dependents without charge until the earlier of his 65th birthday or the first date that he is covered under another employer’s health benefit program providing substantially the same or better benefits and to pay premiums on life insurance obtained under the Company’s life insurance plan. After Mr. Nordhoff reaches age 65, the Company will provide for up to $10,000 per year in medical reimbursement to cover medical and prescription expenses incurred but not covered by Medicare. Further, upon a termination without cause or for good reason, Mr. Nordhoff’s interest in any unvested 401(k) contributions will vest as of the date of his termination and he will receive outplacement services for six months.
      The agreement also provides that if it is determined that any payment or distribution of any type to Mr. Nordhoff or for his benefit by the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of its assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, then Mr. Nordhoff will be entitled to receive an additional “gross up” payment in an amount calculated to ensure that after Mr. Nordhoff pays all taxes (and any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, Mr. Nordhoff retains an amount of the gross-up payment equal to the excise tax imposed upon the total payments made to him. However, if the excise tax could be avoided by reducing the total payments by $10,000 or less, then the total payments would be reduced to the extent necessary to avoid the excise tax and no gross-up payment would be required under the agreement.
      For purposes of the agreement, “good reason” means any of the following events that are not consented to by Mr. Nordhoff: (i) the removal of Mr. Nordhoff from his position as the Chief Executive Officer of the Company; (ii) a substantial and material diminution in Mr. Nordhoff’s duties and responsibilities; (iii) a reduction of Mr. Nordhoff’s base salary or target bonus percentage; (iv) the location of Mr. Nordhoff’s assignment on behalf of the Company is moved to a location more than 30 miles from its present location; (v) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the agreement; or (vi) a material breach by the Company of its obligations under the agreement after notice in writing from Mr. Nordhoff and a reasonable opportunity for the Company to cure or substantially mitigate any material adverse effect of such breach. In addition, “cause” means any of the following events: (i) any act of gross or willful misconduct, fraud, misappropriation, dishonesty, embezzlement or similar conduct on the part of Mr. Nordhoff; (ii) Mr. Nordhoff’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); (iii) Mr. Nordhoff’s misuse or abuse of alcohol, drugs or controlled substances and failure to seek and comply with appropriate treatment; (iv) willful and continued failure by Mr. Nordhoff to substantially perform his duties under the agreement (other than any failure resulting from disability or from termination by Mr. Nordhoff for good reason) as determined by a majority of the Board after written demand from the Board of Directors for substantial performance is delivered to Mr. Nordhoff, and Mr. Nordhoff fails to resume substantial performance of his duties on a continuous basis within 30 days of such notice; (v) the death of Mr. Nordhoff; or (vi) Mr. Nordhoff’s becoming disabled such that he is not able to perform his usual duties for the Company for a period in excess of six consecutive calendar months.
      The Company also has entered into employment agreements with each of the following executives: Executive Vice President — Development, James H. Godsey; Executive Vice President and Chief Scientist, Daniel L. Kacian, Ph.D., M.D.; Executive Vice President — Sales and Operations, Niall M. Conway; Vice President — General Counsel and Secretary, R. William Bowen; Vice President — Human Resources, Diana De Walt; Vice President — Regulatory, Quality & Government Affairs, Glen Paul Freiberg, RAC; Executive Vice President Commercialization, Molecular Light Technology Limited, Lynda A. Merrill; Vice President — Strategic Planning and Business Development, Larry T. Mimms, Ph.D.; and Vice President — Finance and Chief Financial Officer, Herm Rosenman. Each agreement provides that in the event the executive’s employment is terminated for reasons other than “cause,” or if the executive terminates her or his employment for “good reason” (each as defined in the agreement), the executive will receive severance in the form of continued compensation, at the executive’s salary rate paid at the time of the termination plus costs of life insurance premiums, if any, for a period of 12 months. If the termination is due to a change in control (as defined in the agreement), the executive will receive severance in the form of a lump sum payment, payable within 10 days of termination equal to 18 months’ base salary, and an amount equal to 1.5 times the greater of the executive’s targeted level bonus in the year of the termination or the executive’s highest discretionary bonus in the preceding three years. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control. Each executive also is entitled to receive COBRA benefits for the executive and eligible dependents until the earlier of one year following the termination date or the first date that the executive is covered under another employer’s health benefit program providing substantially the same or better benefits, and outplacement services for six months.
      The Company also has entered into employment agreements with the following additional executives: Vice President — Research, Lyle J. Arnold; Vice President — Product Development, Valerie M. Day; Vice President — Corporate Development, Martin B. Edelshain; Vice President — Business Development, Paul E. Gargan, Ph.D.; Vice President — Supply Chain Management, Gurney I. Lashley; Vice President — Finance and Corporate Controller, Donald D. Tartre; and Vice President — Intellectual Property, Peter R. Shearer. Each agreement provides that in the event the executive’s employment is terminated for reasons other than “cause,” or if the executive terminates her or his employment for “good reason” (each as defined in the agreement), the executive will receive severance in the form of continued compensation at the executive’s salary rate paid at the time of the termination, plus costs of life insurance premiums, if any, for a period of six months. If the termination is due to a change in control, the executive will receive severance in the form of a lump sum payment, payable within 10 days of termination equal to 12 months’ base salary, and an amount equal to the greater of the executive’s targeted level bonus in the year of the termination or the executive’s highest discretionary bonus in the preceding three years. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control. Each executive also is entitled to receive COBRA benefits for the executive and eligible dependents until the earlier of one year following the termination date or the first date that the executive is covered under another employer’s health benefit program providing substantially the same or better benefits, and outplacement services for six months.
Change-in-Control Severance Compensation Plan
      The Company has established the Gen-Probe Incorporated Change-in-Control Severance Compensation Plan (the “Severance Plan”), which provides eligible employees with severance pay benefits in the event of a change in control of the Company. Generally, all employees who are not officers of the Company are eligible to participate in the Severance Plan. The Company is entitled to amend or terminate the Severance Plan, in its sole discretion, at any time prior to a change in control. Under the Severance Plan, in the event of a change in control of the Company, as defined in the plan, eligible employees who are terminated without cause within one year of the change in control are entitled to receive a severance payment. The participant is entitled to receive a severance payment equal to the employee’s weekly salary on the date of termination, to be paid for a minimum of three weeks and a maximum of 30 weeks (depending on the employee’s position with the Company) and the Company will pay on the employee’s behalf the costs of premiums under the Company’s medical and dental plans during that period of time. Alternatively, the participant may elect to receive 90% of the aggregate cash severance payment due to him or her in one lump sum cash payment. If the participant commences full time employment with a new employer, the Company’s obligation to pay the costs of premiums due under the Company’s medical and dental plans will terminate, but the Company will still be obligated to pay the cash severance payment to the participant. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Company in the event of a takeover. The Severance Plan will terminate on September 16, 2009 unless a change in control occurs prior to that date, in which event the Severance Plan will apply to any termination of employment occurring within 12 months after the change in control.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation
      The Compensation Committee is currently comprised of four directors of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee receives and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board all aspects of the compensation structure for the Company’s executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by the Company to its executive officers during 2004.
      Compensation for executives is based on the principles that compensation must (a) be competitive with other quality companies in order to help attract, motivate and retain the talent needed to lead and grow the Company’s business; (b) be based on performance of the individual and performance of the business; (c) provide a strong incentive for key managers to achieve the Company’s goals; and (d) make prudent use of the Company’s resources.
      Executive compensation is based on performance against a combination of financial and non-financial measures including business results and developing organizational capacity. In addition, executives are expected to uphold the fundamental principles embodied in the Company’s Vision and Mission Statement. These include a commitment to providing products of value to our customers by encouraging innovation, developing our people, and investing in technologies while generating profits to fund aggressive growth. In upholding these objectives, executives not only contribute to their own success, but also help ensure that the Company’s business, employees, stockholders and communities in which we live and work will prosper.
Compensation Philosophy
      The Company’s executive compensation program is based upon a pay-for-performance philosophy. The executive compensation program is designed to provide value to the executive based on the extent of individual performance, the Company’s performance versus budgeted earnings targets and other financial measures, the Company’s longer term financial performance and total return to stockholders, including the extent to which share price appreciation meets, exceeds or falls short of expectations.
Elements of the Executive Compensation Program
      Base Salary. An executive’s base salary is determined by an assessment of her or his sustained performance against her or his individual job responsibilities including, where appropriate, the impact of such performance on the Company’s business results, industry pay levels, and experience and potential for advancement.
      Annual Incentives. Cash payments under the Company’s annual performance incentive plan are based on achieving personal and corporate goals. Corporate goals include revenues, profitability and product launches. Use of corporate goals establishes a direct link between the executive’s pay and the Company’s financial success.
      Long-Term Incentives. The Company’s long-term incentives will be primarily in the form of stock option awards. The objective of these awards is to advance the Company’s longer-term interests and those of the Company’s stockholders and to complement incentives tied to annual performance. These awards will provide rewards to executives based upon the creation of incremental stockholder value.
      Stock options will only produce value to executives if the price of the Company’s stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the executive’s position, performance in the prior year and the executive’s potential for continued sustained contributions to the Company’s success. The Compensation Committee does consider the number of options held by the executives when making grants. The executive’s right to stock options vests over a four-year period and each option is exercisable, but only to the extent that it has vested, over a ten-year period following its grant, so long as the executive continues to provide services to the Company. In order to preserve the linkage between the interests of executives and those of stockholders, the executives are encouraged to utilize the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish a significant level of direct ownership.
Chief Executive Officer Compensation
      Henry L. Nordhoff’s base salary was established pursuant to his employment agreement. The Compensation Committee believes that the total compensation of the Chairman, President and Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the Compensation Committee reviews the Chief Executive Officer’s compensation arrangement, his individual performance for the calendar year under review, as well as the Company’s performance. In determining Mr. Nordhoff’s bonus for 2004, the Committee considered his contributions to the Company, particularly in connection with meeting and exceeding 2004 financial, operational, strategic and organizational performance objectives, and his role in implementing strategic and financial initiatives designed to augment the Company’s development and growth efforts. For the fiscal year ended December 31, 2004, Mr. Nordhoff received a bonus of $450,000. In June 2004, Mr. Nordhoff was granted options under the 2003 Plan to purchase 100,000 shares of Common Stock at $41.94 per share, the fair market value on the date of grant, and a restricted stock award under the 2003 Plan for 20,000 shares of common stock. The stock option grant and restricted stock award are both subject to vesting over four years. On September 10, 2004, the Company converted Mr. Nordhoff’s 2004 restricted stock award for 20,000 shares and a prior 2003 restricted stock award for 20,000 shares into 40,000 shares of deferred issuance restricted stock awards. The 40,000 shares of deferred issuance restricted stock awards are subject to the same vesting terms as the prior restricted stock awards. The Compensation Committee believes Mr. Nordhoff’s compensation, including salary, bonus and equity awards, is at a level competitive with Chief Executive Officer salaries within the biotechnology industry.
Section 162(m) Compliance
      Section 162(m) of the Code generally limits the tax deductions a public corporation may take for compensation paid to its Named Executive Officers to $1 million per executive per year. Compensation above $1 million may be deducted if it is performance based compensation within the meaning of the Code. The Company’s stockholders have previously approved the 2000 Plan and the 2003 Plan, qualifying awards under these plans as performance based compensation exempt from the Section 162(m) limits. In addition, the Committee intends to evaluate the Company’s executive compensation policies and benefit plans during the coming year to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of the Company’s stockholders.
Conclusion
      Through the programs described above, a significant portion of the Company’s compensation program and realization of its benefits is contingent on both Company and individual performance.
      The foregoing report has been furnished by the Compensation Committee.

Armin M. Kessler, Chairman
Brian A. McNamee, M.B.B.S.
Gerald D. Laubach, Ph.D.
Mae C. Jemison, M.D.

Compensation Committee Interlocks and Insider Participation
      As noted above, the Company’s compensation committee consists of Mr. Kessler, Dr. McNamee, Dr. Laubach and Dr. Jemison. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(1)
      The following graph shows the total stockholder return of an investment of $100 in cash since September 16, 2002 for (i) the Company’s common stock, (ii) the Nasdaq Composite Index, U.S. Companies (“Nasdaq Composite Index”) and (iii) the Nasdaq Biotechnology Index (“Nasdaq Biotech Index”). The comparisons in the graph as required by the SEC and are not intended to forecast or be indicative of future performance of the Company’s common stock.
Comparison of Cumulative Total Return on Investment
Since September 16, 2002

	9/16/2002	12/31/2002	12/31/2003	12/31/2004

Gen-Probe Incorporated	$100.00	$172.46	$528.55	$655.22
NASDAQ Biotech Index	100.00	102.84	149.88	159.07
NASDAQ Composite Index	100.00	104.67	157.02	170.51

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing
Certain Transactions
      In September 2000, the Company made a loan in principal amount of $100,000 to Niall M. Conway, its Executive Vice President — Sales and Operations. The Company made this loan to Mr. Conway in order to assist him with the purchase of his initial residence in San Diego, California. This loan is evidenced by a promissory note which matures upon the earlier of (a) the resale of his residence, or (b) termination of his employment with the Company. The loan by its original terms is not subject to interest.
      During the fiscal year 2004 through February 14, 2005, certain of the Company’s directors and executives officers purchased shares of the Company’s common stock pursuant to the exercise of vested stock options as follows: R. William Bowen, 47,000 shares for $615,685; Niall M. Conway, 42,026 shares for $516,500; Valerie

Day, 2,900 shares for $39,054; Glen P. Freiberg, 22,379 shares for $293,770; Paul E. Gargan, 18,000 shares for $245,790; James H. Godsey, 11,446 shares for $156,295; Armin M. Kessler, 8,333 shares for $79,997; Kiyoshi Kurokawa (former director), 9,444 shares for $63,747; Gurney Lashley, 38,000 shares for $503,401; Brian McNamee, 12,000 shares for $81,000; Lynda Merrill, 37,000 shares for $486,361; Larry T. Mimms, 50,700 shares for $672,243; Henry L. Nordhoff, 238,000 shares for $3,129,770; Peter R. Shearer, 27,000 shares for $354,666.
      The Company has entered into indemnity agreements with its directors and officers which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.
      The Company believes that all of the transactions described above were on terms at least as favorable to it as they would have been had the Company entered into those transactions with unaffiliated third parties.
Householding of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Gen-Probe stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Gen-Probe Incorporated, Attention: Investor Relations, 10210 Genetic Center Drive, San Diego, California 92121, or contact the Investor Relations Department at (818) 410-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Henry L. Nordhoff
Chairman, President and Chief Executive Officer
April 18, 2005
      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Investor Relations, Gen-Probe Incorporated, 10210 Genetic Center Drive, San Diego, California 92121.

Please mark your votes as indicated in this example

Proposals:		FOR
		the nominees	WITHHOLD			FOR	AGAINST	ABSTAIN
		listed at left	AUTHORITY
1.	To elect three directors for a three-year term to expire at the 2008 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as director the following persons:	(except as marked to the contrary)	to vote for the nominees listed at left	2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

				3.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

01 Raymond V. Dittamore
02 Abraham D. Sofaer
03 Phillip M. Schneider

WITHHELD FOR (Write that nominee’s name in the space provided below).

Signature_______________________________________________Signature______________________________________Date________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ÙFOLD AND DETACH HEREÙ

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http://www.proxyvoting.com/gpro
[Japanese Translation of Proxy Card]

[Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card] 1-866-540-5760 [Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card]

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of Proxy Card]

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		Translation	Translation			[Japanese	[Japanese	[Japanese
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1.	[Japanese Translation of Proxy Card]			2.	[Japanese Translation of Proxy Card]
				3.	[Japanese Translation of Proxy Card]

01 [Japanese Translation of Proxy Card]
02 [Japanese Translation of Proxy Card]
03 [Japanese Translation of Proxy Card]

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[Japanese Translation of Proxy Card]____________________[Japanese Translation of Proxy Card]______________________[Japanese Translation of Proxy Card]________________________

[Japanese Translation of Proxy Card]

                                                  PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GEN-PROBE INCORPORATED

The undersigned hereby appoints Henry L. Nordhoff and Herm Rosenman, and each of them with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gen-Probe Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held at 10:00 a.m. on May, 19, 2005 at Gen-Probe’s offices located at 10210 Genetic Center Drive, San Diego, CA 92121-4262, or any adjournment thereof, with all powers which the undersigned would possess at the Annual Meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1, and for proposal 2.

(Continued and to be marked, dated and signed, on the other side)

For the convenience of our Japanese stockholders, this proxy form is being produced in both English and Japanese. Please complete, sign and return only one proxy card in the language of your preference.

Ù FOLD AND DETACH HERE Ù
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

       http://www.proxyvoting.com/gpro
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Only USA, Canada & Puerto Rico stockholders can vote via telephone.	OR

Mail

Mark, sign and date your proxy
card and return it in the enclosed
postage-paid envelope for stockholders
in the USA, Canada
and Puerto Rico.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report, 10K and Proxy Statement on the Investor Relations section of Gen-Probe’s website located at www.gen-probe.com

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                                                  [Japanese Translation of Proxy Card]

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Please Mark Here for Address Change or Comments
SEE REVERSE SIDE
Please mark your votes as indicated in this example

		FOR the nominees	WITHOLD
Proposals:		listed at left	AUTHORITY
		(except as	to vote for the
1.	To elect three directors for a three-year term to expire at the 2008 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as director the following persons:	marked to the contrary below)	nominees listed at left

01 Raymond V. Dittamore
02 Abraham D. Sofaer
03 Phillip M. Schneider

WITHHELD FOR (Write that nominee’s name in the space provided below).

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

3.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/gpro
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

Mail

Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GEN-PROBE INCORPORATED

The undersigned hereby appoints Henry L. Nordhoff and Herm Rosenman, and each of them with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gen-Probe Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held at 10:00 a.m. on May, 19, 2005 at Gen-Probe’s offices located at 10210 Genetic Center Drive, San Diego, CA 92121-4262, or any adjournment thereof, with all powers which the undersigned would possess at the Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1, and for proposal 2.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments(Mark the corresponding box on the reverse side)

ÙFOLD AND DETACH HEREÙ